UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 26, 2007 (December 20, 2007)

GENESIS ENERGY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-12295	76-0513049
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas, Suite 2500, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 860-2500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)

Item 1.01. Entry into a Material Definitive Agreement

In connection with the November 26, 2007 resignation of Brad N. Graves, our former Executive Vice President of Business Development, Genesis Energy, Inc. (the “General Partner”), Grant E. Sims and Joseph A. Blount, Jr. entered a Confidential Severance Agreement and General Release (the “Agreement”) with Mr. Graves on December 20, 2007. The Agreement provides that Mr. Graves releases all claims against our General Partner, Mr. Sims and Mr. Blount and that Mr. Graves will receive severance benefits, including a lump-sum payment of $2.1 million and certain medical and dental benefits.

A copy of the Agreement is included in this report as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	Confidential Severance Agreement and General Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENESIS ENERGY, L.P. (A Delaware Limited Partnership)
	By:	GENESIS ENERGY, INC., as General Partner
Date: December 26, 2007	By:	/s/ Ross A. Benavides
Ross A. Benavides Chief Financial Officer